Exhibit 1.1

4,687,500 Shares

LPL FINANCIAL HOLDINGS INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

March 31, 2025

March 31, 2025

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

LPL Financial Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) is acting as representative, 4,687,500 shares of its common stock, par value $0.001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 703,125 shares of its common stock, par value $0.001 per share (the “Additional Shares”) if and to the extent that Morgan Stanley shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-285503), including a preliminary prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 25, 2025 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information and any free writing prospectus, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the

Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, as amended and supplemented, if applicable, as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein.

(c) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to Morgan Stanley before first use, the Company has not prepared, used or referred to, and will not, without Morgan Stanley’s prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e) The Company and each of its subsidiaries have been duly incorporated or formed, as applicable, are validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, have the corporate, limited liability company or partnership power, as applicable, and authority to own their respective property and to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, and, with respect to the Company only, to enter into and perform its obligations under this Agreement. The Company and each of its subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition, or results of operations (a “Material Adverse Effect”) of its subsidiaries, taken as a whole. All of the issued shares of capital stock or other ownership interest of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims, except (i) such as are described in the Registration Statement, the Prospectus and the Time of Sale Prospectus or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(k) At December 31, 2024, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Shares pursuant hereto, the Company and its subsidiaries would have the capitalization as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Time of Sale Prospectus and the Prospectus or upon exercise or settlement of outstanding equity-based awards described in the Time of Sale Prospectus and the Prospectus).

(l) None of the Company or any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) in the due performance or observance of any term, covenant or condition contained under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body or other authority having jurisdiction over the Company or any of its subsidiaries’ assets, except, in the case of clauses (ii) and (iii) above, for such violations or

Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The execution, delivery and performance by the Company of this Agreement, the issuance and delivery of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Time of Sale Prospectus (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive documents of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Existing Instrument, and (iii) assuming compliance by the Underwriters with all applicable foreign, state, securities or “Blue Sky” laws, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(m) No consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Shares by the Company or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Time of Sale Prospectus, except such as have been obtained or made by the Company and are in full force and effect.

(n) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, operations, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or other equity interests, short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus, respectively.

(o) Except as described in the Registration Statement, the Prospectus, and the Time of Sale Prospectus, there are no legal or governmental proceedings (“Actions”) pending or, to the Company’s knowledge, threatened to which the Company, any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company, any of its subsidiaries, any officer or director, would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform their obligations under this Agreement or the Shares or to consummate the transactions contemplated by the Registration Statement, the Prospectus and the Time of Sale Prospectus; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i) through (iii) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) (i) None of the Company or its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any affiliate, employee, agent or representative of, or other person associated with, the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made or taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, unlawful payment, benefit or anything else of value, directly or indirectly, to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-bribery or anti-corruption laws or (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; (ii) the Company and its subsidiaries and affiliates have conducted and will conduct their businesses in compliance with all provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable anti-corruption laws, have not committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws.

(s) (i) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or self-regulatory agency (collectively, the “Anti-Money Laundering Laws”), and (ii) no action, suit or proceeding by or before any court or governmental or self-regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in the case of clause (ii) in respect of any action, suit or proceeding by or before any self- regulatory agency, authority or body, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(t) (i) None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. government, including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control; the United Nations Security Council; the European Union; His Majesty’s Treasury; or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and other Covered Regions (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions;

(B) to fund or facilitate any activities of or business in any Sanctioned Country or

(C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past ten years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

(u) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus and have audited the Company’s and its subsidiaries’ internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States); and any non-audit services provided to the Company and its subsidiaries by Deloitte & Touche LLP have been approved by the audit committee of the board of directors of the Company.

(v) The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and subject, in the case of any such unaudited interim financial statements, to changes resulting from normal year-end adjustments. The financial data set forth or incorporated by reference in the Time of Sale Prospectus and the Prospectus under the caption “Summary—Summary Consolidated Financial and Other Data” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the related audited and unaudited financial statements contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus. The statistical and market related data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(w) The Company and its subsidiaries own or possess adequate rights to all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any claim with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, (i) the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person and (ii) none of the Company or its subsidiaries is infringing or misappropriating the Intellectual Property of any third party, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(x) Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) the Company, each of its subsidiaries and each officer, director and employee of the Company or such subsidiaries possess all registrations, memberships, licenses, certificates, permits, consents, orders, approvals and other authorizations (collectively “Regulatory Licenses”) from, and have made all required declarations and filings with, all federal, state, local and other governmental authorities, foreign regulatory authorities, self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary or required to conduct their respective businesses (including as a broker-dealer, investment adviser, introducing broker or otherwise, as applicable); (ii) there is no action pending or, to the knowledge of the Company nor any of its subsidiaries, threatened, that would reasonably be expected to lead to the revocation, limitation, suspension or restriction of any such Regulatory Licenses and (iii) the Company and its subsidiaries are in compliance with all laws, regulations and self-regulatory organization rules as applicable in the conduct of their respective businesses as conducted as of the date hereof.

(y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered in Section 1(w) hereof) owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(z) The Company and each of its subsidiaries have filed all federal, state and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon and any other assessment, fine or penalty levied against the Company or any of its subsidiaries, to the extent that any of the foregoing is due and payable (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company has made adequate charges, accruals and reserves in accordance with U.S. GAAP in the applicable financial statements referred to in Section 1(v) hereof in respect of all material federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(bb) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc) The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(dd) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which would adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since December 31, 2024, there have been no changes in internal controls or in other factors that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(gg) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect to the Company and its subsidiaries, taken as a whole (i) each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company and its subsidiaries are in compliance with ERISA and (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their “ERISA Affiliates” (as defined below) (other than events for which the thirty (30) day advanced notice period has been waived). Neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, except to the extent such liability has not and would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect to the Company and its subsidiaries, taken as a whole. Each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is subject to a favorable determination or opinion letter upon which it may rely and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.

(hh) Each of LPL Financial LLC and LPL Enterprise, LLC (i) is duly registered with the Commission as a broker-dealer, (ii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and (iii) has not received notice from any federal, state, local, foreign or other governmental authority or self-regulatory organization of any alleged violation of any law, regulation or rule or other circumstance which could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(ii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is threatened or imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(jj) No relationship, direct or indirect, exists between or among any of Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in an annual report on Form 10-K which is not so disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any controlled affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(kk) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) Except as would not have a Material Adverse Effect, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(mm) Except as would not have a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied and are presently in compliance with the Company’s internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the

Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation.

(nn) Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries have taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Except as would not have a Material Adverse Effect, such information technology systems are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as would not have a Material Adverse Effect, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(oo) The Company has paid the registration fee for this offering pursuant to Rule 457 under the Securities Act.

(pp) The Equity Purchase Agreement, dated as of March 28, 2025 (the “Acquisition Agreement”), by and among LPL Holdings, Inc. (“LPLH”), Gratitude Holdings, Inc., Odd Couple, Inc. and CFN Holding Company, LLC has been duly authorized, executed and delivered by, and is a valid and binding agreement of, LPLH, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. LPLH has not received any notice of breach or termination of the Acquisition Agreement.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $311.20 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 703,125 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. Morgan Stanley may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering. The Company is advised by Morgan Stanley that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in Morgan Stanley’s judgment is advisable. The Company is further advised by Morgan Stanley that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 2, 2025, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by Morgan Stanley.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as Morgan Stanley shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading , nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business, operations, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in Morgan Stanley’s judgment, is material and adverse and that makes it, in Morgan Stanley’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Company, dated the Closing Date, substantially in the form reasonably satisfactory to Morgan Stanley.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date with respect to such matters as Morgan Stanley may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and 5(d) above, Ropes & Gray LLP and Cravath, Swaine & Moore LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Ropes & Gray LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Morgan Stanley and the officers and directors of the Company listed on Schedule III hereto, delivered to Morgan Stanley on or before the date hereof, shall be in full force and effect on the Closing Date.

(g) On each of the date hereof and the Closing Date, the Underwriters shall have received from the Company’s Chief Financial Officer a certificate with respect to certain financial information and substantially in the form attached as Exhibit B hereto.

(h) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to Morgan Stanley on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v) a certificate, dated the Option Closing Date and signed by the Company’s Chief Financial Officer, with respect to certain financial information and substantially in the form attached as Exhibit B hereto; and

(vi) such other documents as Morgan Stanley may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish, if requested, to Morgan Stanley, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as Morgan Stanley may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley reasonably objects.

(c) To furnish to Morgan Stanley a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which Morgan Stanley reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Morgan Stanley will furnish to the Company) to which Shares may have been sold by Morgan Stanley on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley shall reasonably request.

(h) To make generally available to the Company’s security holders and to Morgan Stanley as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, provided that the Company will be deemed to have complied with such requirement by furnishing such earnings statement on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”).

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonably incurred cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided, that, the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to Sections 6(i)(iii) and 6(i)(iv) shall not exceed $25,000), (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, or with the Company’s prior written consent (which may be in the form of email) travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters and 50% by the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) If requested by Morgan Stanley, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by Morgan Stanley, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, if requested by such Underwriter, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) (i) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date hereof and described in each of the Time of Sale Prospectus and the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s current or former employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date hereof and described in the Time of Sale Prospectus and the Prospectus, provided that if such recipients are directors or executive officers of the Company, such recipients enter into a lock-up agreement with the Underwriters; or (iii) the issuance of up to 1.0% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect as of the date hereof and described in the Time of Sale Prospectus and the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction or (C) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through Morgan Stanley consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, the Prospectus or any amendment or supplement thereto or any Testing-the-Waters Communication; it being understood and agreed that the only such information furnished by such Underwriter through Morgan Stanley consists of the following information in the Prospectus: the first and the second sentences of the fifth paragraph, and the first and the second sentences of the fourteenth paragraph, in each case, under the heading “Underwriting.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified person, from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by Morgan Stanley to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market or the over-the-counter market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Morgan Stanley may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Morgan Stanley or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse, upon demand, the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented and out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, provided that in the case of a termination pursuant to Section 10(b) if, after giving effect to any arrangements for the purchase of the Shares hereto, the Company shall only reimburse the non-defaulting Underwriters.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Waiver of Jury Trial. Each of the Company and the Underwriters hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 4707 Executive Drive, San Diego, California 92121, Attention: Secretary.

Very truly yours,

LPL Financial Holdings Inc.

By:	/s/ Brett Goodman
	Name:	Brett Goodman
	Title:	Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Jyri Wilska
	Name:	Jyri Wilska
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,523,438

BofA Securities, Inc.	351,562

Citigroup Global Markets Inc.	351,562

Citizens JMP Securities, LLC	351,562

Goldman Sachs & Co. LLC	351,562

BTIG, LLC	339,844

Truist Securities, Inc.	339,844

M&T Securities, Inc.	187,500

Capital One Securities, Inc.	169,922

Huntington Securities, Inc.	169,922

Barclays Capital Inc.	105,469

CIBC World Markets Corp.	105,469

Nomura Securities International, Inc.	100,195

Keefe, Bruyette & Woods, Inc.	58,594

Rothschild & Co. US Inc.	58,594

William Blair & Company, L.L.C.	58,594

Academy Securities, Inc.	29,297

Samuel A. Ramirez & Company, Inc.	29,297

WR Securities, LLC	5,273

Total:	4,687,500

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated March 31, 2025

2.	Pricing information provided orally by the Underwriters:

a.	Firm Shares: 4,687,500

b.	Additional Shares: 703,125

c.	Public Offering Price: $320.00 per share

II-1

SCHEDULE III

Parties to Lock-Up Agreements

1.	Katharine Reeping
2.	Aneri Jambusaria
3.	Greg Gates
4.	Matthew Audette
5.	Althea Brown
6.	Corey E. Thomas
7.	Richard P. Schifter
8.	Marc Eliot Cohen
9.	Matthew Enyedi
10.	Richard Steinmeier
11.	Edward C. Bernard
12.	H. Paulett Eberhart
13.	William Francis Glavin Jr.
14.	Allison H. Mnookin
15.	James S. Putnam
16.	Anne M. Mulcahy
17.	Albert J. Ko

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

____________, 2025

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with LPL Financial Holdings Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution in a transaction exempt under Section 16(b) under the Exchange Act; provided that in the case of any transfer pursuant to clause (b), each donee shall sign and deliver a lock-up

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agreement substantially in the form of this agreement, (c) (x) transfers or dispositions of shares of Common Stock pursuant to a trading plan established in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding sales made under such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that the sale of Common Stock is being made pursuant to the undersigned’s 10b5-1 Plan established prior to the date hereof, and (y) facilitating the establishment or renewal of a 10b5-1 Plan on behalf of a shareholder, officer or director of the Company for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or renewal of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (d) transfers of shares of Common Stock or any security convertible into Common Stock for bona fide estate planning purposes, by will or other testamentary document or intestate succession to the legal representative, heir, beneficiary or any immediate family member of the undersigned, provided that each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement; (e) transfers of shares of Common Stock or any security convertible into Common Stock as a result of the operation of law, or pursuant to an order of a court (including a domestic violence order, divorce settlement, divorce decree or separation agreement) or regulatory agency, provided that any filing required by Section 16 of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to circumstances described in this clause (e) and such Common Stock shall remain subject to this agreement, (f) transfers of shares of Common Stock or any security convertible into Common Stock to any immediate family member of the undersigned, or any of its affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), or any trust for the direct or indirect benefit of the undersigned or any of its affiliates, provided that any such transfer shall not involve a disposition for value and provided further that each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, or (g) transfers of shares of Common Stock or any security convertible into Common Stock in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, provided that any shares of Common Stock received as a result of such vesting, settlement or exercise shall remain subject to the terms of this agreement and provided further that (i) any such restricted stock units, options, warrants or other rights are held by the undersigned pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) if required, any public report or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing is being made pursuant

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to circumstances described in this clause (g). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Very truly yours,

(Name)

(Address)

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EXHIBIT B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

5